UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 12, 2010

SANTARO INTERACTIVE ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Nevada	0001487347	333-165751
(State or other jurisdiction	(Central Index Key)	(Commission File Number)
of incorporation)

5348 Vegas Drive
Las Vegas, NV 89108
(Address of principal executive offices, including zip code)

(702) 871-8678
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In conjunction with the reverse merger previously reported on Form 8-K, filed on October 18, 2010, the Directors of Santaro Interactive Entertainment Company, a Nevada corporation (the “Company”) determined that it was in the best interests of the Company to adopt the fiscal year end of its accounting acquirer and therefore, to change the Company’s fiscal year end to December 31.

As a result of the change in fiscal year end, a transition report on Form 8-K/A was filed on December 2, 2010 to disclose the financial results for the period ending September 30, 2010.  The transition report was filed in order to close the reporting gap between the June 30, 2010 financials filed with the Form 8-K on October 18, 2010 and the December 31, 2010 year-end financials.  The Company is currently preparing its financial statements for the year ended December 31, 2010 and plans to timely file its Annual Report on Form 10-K for the year ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2011

SANTARO INTERACTIVE ENTERTAINMENT COMPANY
/s/Zhilian Chen
Zhilian Chen
President and Director